Exhibit 10.3

                             SEVERANCE PAY AGREEMENT


         THIS SEVERANCE PAY AGREEMENT ("Agreement") is executed and effective as of the 18th day of July, 2005, by and between Capital Southwest Management Corporation, a Nevada corporation (the "Company"), and Susan K. Hodgson (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Employee is an officer of the Company and has made and is expected to continue to make contributions to the profitability and growth of the Company; and

         WHEREAS, the Company desires to induce its officers to remain in the employment of the Company and to assure itself of both present and future continuity of management in the event of any actual or threatened change in control of the Company or of Capital Southwest Corporation ("CSC"); and

         WHEREAS, the Employee desires to remain in the employment of the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    AGREEMENT

         Section 1: Operation of Agreement. This Agreement shall be effective immediately upon its execution, but its provisions shall not be operative unless and until a Change in Control as defined in Section 2 hereof has occurred. The provisions of the Agreement shall not be operative and shall not apply to any termination of employment for any reason prior to a Change in Control.

         Section 2: Change in Control. For purposes of this Agreement, Change in Control means the first to occur of any of the following:

         (a) the effective date of any transaction or series of transactions (other than a transaction to which only CSC and one or more of its subsidiaries are parties) pursuant to which CSC becomes a subsidiary of another corporation or is merged or consolidated with or into another corporation, or substantially all of the assets of CSC are sold to or acquired by another person, corporation or group of associated persons acting in concert;

         (b) the effective date of any transaction or series of transactions (other than a transaction to which only CSC or the Company and one or more subsidiaries of CSC or the Company are parties) pursuant to which the Company or its parent company becomes a subsidiary of another corporation or is merged or consolidated with or into another corporation, or substantially all of the assets or more than 50% of the outstanding voting stock of the Company or its parent company are sold to or acquired by another person, corporation or group of associated persons acting in concert;

         (c) the date upon which any person, corporation or group of associated persons acting in concert, excluding any persons who have then owned more than 10% of the voting stock of CSC for a continuous period of at least ten (10) years, becomes a


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                  direct or indirect  beneficial owner of shares of stock of CSC representing an aggregate of more than 25% of the votes then entitled to be cast at an election of Directors of CSC; or

         (d) the date upon which the persons who were members of the Board of Directors of CSC as of the date first above written (the "Original Directors"), cease to constitute a majority of the Board of Directors; provided, however that any new Director whose nomination or selection has been approved by the affirmative vote of at least three of the Original Directors then in office shall also be deemed an Original Director.

         Section 3: Severance Pay Upon Termination by Company Without Cause or by Employee for Cause. If, during the two-year period immediately following a Change in Control, the Employee's employment with the Company is terminated either:

         (a) by the Company for no reason or for any reason other than as the result of the Employee's willful misconduct or gross negligence in the performance of his duties, or for any act of dishonesty of the Employee, including, but not limited to, theft of or other unauthorized personal use of Company funds or other property or the acceptance of unauthorized gratuities or other remuneration from Company suppliers or potential suppliers; or

         (b) by the Employee as the result of, and within thirty days following, a significant reduction by the Company of his job responsibilities with the Company or a reduction by the Company of his base salary from the Company as in effect immediately prior to the Change in Control, or because of a move of his job location by more than 50 miles;

then, subject to the limitation contained in the next sentences, the Company shall pay to the Employee, within thirty days after the effective date of his termination, an amount equal to the sum of (i) his annual base salary and (ii) if the Employee has completed a period of service with the Company of at least five years (whether or not continuous) as of the Change in Control, an additional amount equal to his monthly base salary multiplied by the number of whole 12-month periods of service in excess of five years completed during his total period of service, whether or not continuous, with the Company as of the Change in Control. The amount payable under this Agreement shall not exceed an amount equal to the lesser of (i) two times the compensation the Employee received from the Company (or any other entity for which service is considered in this Section 3) during the twelve-month period immediately preceding his termination of service, or (ii) twenty-four multiplied by his monthly base salary. For purposes of this Section 3, an Employee's base salary shall be the amount payable to the Employee during the month immediately preceding the Change of Control and the Employee's annual base salary shall be his monthly base salary multiplied by twelve. Both annual base salary and monthly base salary shall include earned commissions but shall be determined without regard to any overtime pay or bonuses. If applicable to the determination of the amount payable hereunder, an Employee's period of service with the Company shall be deemed to include all service, whether or not continuous, with Capital Southwest Corporation and any subsidiary corporation of which it directly or indirectly owns the majority interest. The Company may withhold from such payment any federal, state, city, county or other taxes.

         Section 4: No Severance Pay Upon Other Termination. Upon any termination of the Employee's employment with the Company other than a termination specified in Section 3 hereof, the sole obligation of the Company to the Employee shall be to pay to him the amount of compensation he has accrued through the effective date of the termination.



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         Section 5:  Entire  Obligation.  Payment to the  Employee  pursuant  to
Section 3 or 4 of this Agreement shall constitute the entire obligation of the Company to the Employee and full settlement of any claim under law or equity that the Employee might otherwise assert against the Company or any of its employees, officers or directors on account of the Employee's termination.

         Section 6: Non-competition Agreement. Notwithstanding the facts and circumstances which entitle the Employee to severance pay under Section 3 of the Agreement, the Employee shall remain subject to and bound by any non-competition agreement he may have entered into with the Company that is in effect as of the date of his termination of employment.

         Section 7: No Obligation to Continue Employment. This Agreement is not an employment contract and does not create any obligation on the part of the Company to continue to employ the Employee following a Change in Control or in the absence of a Change in Control.

         Section 8: Term of Agreement. This Agreement shall terminate and no longer be effective on the earlier of (i) July 18, 2025 or such later date as may be established by the Company or (ii) the date upon which the Employee ceases to be an employee of the Company; provided, however, if a Change in Control occurs prior to the date of termination of this Agreement, this Agreement shall continue to be effective until the date two years following the Change in Control.

         Section 9: Assignment, Successors in Interest. This Agreement, being personal to the Employee, may not be assigned by him. The terms and conditions of the Agreement shall inure to the benefit of and be binding upon the successors and assigns (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company, and the heirs, executors and personal representatives of the Employee.

         Section 10: Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         Section 11: Attorney's Fees. If the Employee is determined by a court of competent jurisdiction to be entitled to severance pay under Section 3 hereof, he shall be entitled to reasonable attorney's fees and court costs associated with any legal action brought by him to enforce his rights under this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date first above written.



                                        CAPITAL SOUTHWEST MANAGEMENT CORPORATION

                                        By: /s/ William R. Thomas
                                           ----------------------
                                           William R. Thomas (Company)


                                            /s/ Susan K. Hodgson
                                           ---------------------
                                           Susan K. Hodgson (Employee)